EXHIBIT 21


         SUBSIDIARIES                  NAMES UNDER        STATE OR OTHER
           OF THE                   WHICH SUBSIDIARIES     JURISDICTION
          REGISTRANT                   DO BUSINESS       OF INCORPORATION

Agencias Generales Conaven, C.A.          Conaven            Venezuela
Agencia Maritima del Istmo, S.A.           Same              Costa Rica
Almacenadora Conaven, S.A.                Conaven            Venezuela
Cape Fear Railways, Inc.                   Same              North Carolina
Cayman Freight Shipping Services, Ltd.     Same              Cayman Islands
Chestnut Hill Farms Honduras, S.
 de R.L. de C.V.                           Same              Honduras
ContiLatin del Peru S.A. *                 Same              Peru
Corporacion Alto Valle, S.A.              ALVASA             Dominican Republic
Delta Packaging Company Ltd.*              Same              Nigeria
Desarrollo Industrial Bioacuatico,
 S.A.*                                     Same              Ecuador
Eureka Chickens Limited *                  Same              Zambia
Franquicias Azucareras S.A.*               Same              Argentina
Gloridge Bakery (PTY) Limited *            Same              Republic of South
                                                              Africa
Granjas Porcinas del Ecuador, S.A.         Same              Ecuador
Grassmere Holdings Limited                 Same              Mauritius
Green Island Maritime, Inc.                Same              Florida
High Plains Bioenergy, LLC                 Same              Oklahoma
Hybrid Poultry (Mauritius) Limited *       Same              Mauritius
H&O Shipping Limited 1                     Same              Liberia
I.A.G. (Zambia) Limited                    Same              Zambia
Ingenio y Refineria San Martin del
  Tabacal S.R.L.                          Tabacal            Argentina
InterAfrica Grains Ltd.                    Same              Bermuda
JacintoPort International LP               Same              Texas
JP LP, LLC                                 Same              Delaware
JacintoPort International LLC              Same              Delaware
Les Moulins d'Haiti S.E.M. (LHM)*          Same              Haiti
Les Moulins de Madagascar, S.A.R.L.        Same              Madagascar
Lesotho Flour Mills Limited*               Same              Lesotho
Life Flour Mill Ltd.*                      Same              Nigeria
Merriam Financial Services, Ltd.           Same              Bermuda
Merriam Insurance Company, Ltd.            Same              Cayman Islands
Merriam International Finance B.V.         Same              The Netherlands
Minoterie de Matadi, S.A.R.L.*             Same              Democratic
                                                              Republic of Congo
Minoterie du Congo, S.A.                   Same              Republic of Congo

1  Owns eight foreign ship holding company subsidiaries

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                                      EXHIBIT 21
                                     (continued)

Mission Funding, L.L.C.                    Same              Delaware
Mobeira, SARL                              Same              Mozambique
Molinos Champion, S.A.*                    Same              Ecuador
Molinos del Ecuador, C.A.*                 Same              Ecuador
Mount Dora Farms de Honduras, S.R.L.       Same              Honduras
Mount Dora Farms Inc.                      Same              Florida
National Milling Company of Guyana,
 Inc.                                      Same              Guyana
National Milling Corporation Limited       Same              Zambia
Productores de Alcoholes y Melaza
 S.A.*                                     PAMSA             Argentina
Rafael del Castillo & Cia.
 S.A. *                             Molinos Tres Castillos   Colombia
Representaciones Maritimas y
 Aereas, S.A.                              Same              Guatemala
Representaciones y Ventas S.A.*            Same              Ecuador
SBF GP, LLC                                Same              Oklahoma
SBF Holdings, Inc.                         Same              Oklahoma
SBF Investments, Inc.                      Same              Oklahoma
Sea Cargo, S.A.                            Same              Panama
Seaboard de Colombia, S.A.                 Same              Colombia
Seaboard de Mexico USA LLC                 Same              Delaware
Seaboard de Nicaragua, S.A.                Same              Nicaragua
Seaboard del Ecuador Cia. Ltda.            Same              Ecuador
Seaboard del Peru, S.A.                    Same              Peru
Seaboard Farms of Athens, Inc.             Same              Kansas
Seaboard Farms of Elberton, Inc.           Same              Kansas
Seaboard Foods LP                          Same              Oklahoma
Seaboard Freight & Shipping Jamaica
 Limited                                   Same              Jamaica
Seaboard Guyana Ltd.                       Same              Bermuda
Seaboard Honduras, S. de R.L. de C.V.      Same              Honduras
Seaboard Marine Bahamas, Ltd.              Same              Bahamas
Seaboard Marine of Haiti, S.E.             Same              Haiti
Seaboard Marine Ltd. 2                     Same              Liberia
Seaboard Marine of Florida, Inc.           Same              Florida
Seaboard Marine (Trinidad) Limited         Same              Trinidad
Seaboard Minoco Ltd.                       Same              Bermuda
Seaboard MOZ Limited                       Same              Bermuda
Seaboard (Nigeria) Limited                 Same              Nigeria

2 Owns twelve foreign ship holding company subsidiaries

                                      EXHIBIT 21
                                     (continued)

Seaboard Overseas (Kenya) Limited          Same              Kenya
Seaboard Overseas Limited                  Same              Bermuda
Seaboard Overseas Management Company,
 Ltd.                                      Same              Bermuda
Seaboard Overseas Trading and Shipping
 (PTY) Ltd.                                Same              South Africa
Seaboard Ship Management Inc.              Same              Florida
Seaboard Solutions de Honduras, S.de R.L.  Same              Honduras
Seaboard Solutions, Inc.                   Same              Delaware
Seaboard Trading and Shipping Ltd.         Same              Kansas
Seaboard Transport Inc.                    Same              Oklahoma
Seaboard West Africa Limited               Same              Sierra Leone
Seaboard Zambia Ltd.                       Same              Bermuda
SEADOM, S.A.                               Same              Dominican Republic
SeaMaritima, S.A. de C.V.                  Same              Mexico
SeaRice Limited                            Same              Bermuda
Secuador Limited                           Same              Bermuda
SEEPC (Nigeria) Ltd.*                      Same              Nigeria
Servicios Maritimos Intermodales, C.A.     Same              Venezuela
Shawnee Funding, Limited Partnership       Same              Delaware
Shawnee GP LLC                             Same              Delaware
Shawnee LP LLC                             Same              Delaware
Shilton Limited                            Same              Cayman Islands
Shilton Zambia, LTd.                       Same              Zambia
SSI Ocean Services, Inc.                   Same              Florida
Top Feeds Limited*                         Same              Nigeria
Transcontinental Capital Corp. (Bermuda)
 Ltd.                                      TCCB              Bermuda
Unga Farmcare (East Africa) Limited*       Same              Kenya
Unga Holdings Limited*                     Same              Kenya
Unga Limited*                              Same              Kenya
Unga Millers (Uganda) Limited*             Same              Uganda

*Represents a non-controlled, non-consolidated affiliate.

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